Exhibit (h)(2)

APPENDIX A

(As Amended, September 10, 2014)

THE FOLLOWING AUTHORIZED SOURCES ARE TO BE USED FOR PRICING AND FOREIGN EXCHANGE QUOTATIONS, CORPORATE ACTIONS, DIVIDENDS AND RIGHTS OFFERINGS:

AUTHORIZED SOURCES

BLOOMBERG

EXTEL (LONDON)

FUND MANAGERS

INTERACTIVE DATA CORPORATION

REPUTABLE BROKERS

REUTERS

SUBCUSTODIAN BANKS

TELEKURS

VALORINFORM (GENEVA)

REPUTABLE FINANCIAL PUBLICATIONS

STOCK EXCHANGES

FINANCIAL INFORMATION INC. CARD

JJ KENNY

FRI CORPORATION

MERRILL LYNCH PRICING SERVICE

MULLER

BRIDGE

INVESTMENT TECHNOLOGY GROUP, INC.

MARKIT